UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

-----------------

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 7, 2008

CABLE & CO WORLDWIDE, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware		22-3341195
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Wright Street, Suite 220, Westport, Connecticut	06880
(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (203) 226-4324

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant’s Certifying Accountant.

Item 4.01(a) Resignation of Certifying Accountant

On January 7, 2008, the Board of Directors of Cable & Co Worldwide, Inc. (the “Company”) dismissed the principal accountants for the Company from Chisholm Bierwolf & Nilson LLC (“CB&N”) and engaged Sobel & Co., LLC (“Sobel”) as their new principal accountants.

         During the Company's two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants, there were no disagreements with CB&N on any matter of accounting principals or practices, financial statement disclosure or auditing scope or procedure, which, if not resolved to the satisfaction of CB&N, would have caused it to make references to the subject matter of the disagreement in connection with its report. CB&N's reports on the Company's financial statements for the past two years did not contain an adverse opinion or a disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principals. During the Company's two most recently completed fiscal years and the subsequent interim period preceding the decision to change principal accountants, there were no reportable events as defined in Regulation S-B Item 304(a)(iv).

         The Company requested CB&N to furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of that letter dated January 11, 2008 is filed as Exhibit 16.1 to this Form 8-K.

          The Company engaged Sobel as the Company's principal accountants effective as of January 7, 2008. During the Company's two most recent fiscal years and the subsequent interim period prior to engaging Sobel, neither the Company nor anyone on its behalf consulted with Sobel regarding the application of accounting principals to a specific transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company's financial statements, and neither a written report nor oral advice was provided to the Company by Sobel that was an important factor considered by the Company in reaching a decision as to any accounting, auditing or financial reporting issue.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Item 502(b) Resignation of Officer

Effective January 7, 2008, Steven Kessler resigned from his position as President of the Company and Martin C. Licht resigned from his position as Chief Executive Officer of the Company.

Item 502(c) Election of New Officers

Effective January 7, 2008, the Company appointed: (i) Gary Stein, President and Secretary of the Company; (ii) Martin C. Licht, Executive Vice President of the Company; and (iii) John Grippo, Chief Financial Officer of the Company.

Mr. Stein is an attorney with more than 30 years business and corporate experience. From 1993 to present Mr. Stein has been self-employed with DB Capital, where he has advised numerous small emerging growth companies, taking senior financial and legal management positions when necessary, the raising of capital, both equity and debt and advising these companies as to mergers and acquisitions in the interest of the company’s shareholders. Mr. Stein has advised these companies in raising in excess of $80,000,000 in permanent equity financing. From 1995 through 2000 Mr. Stein was CFO and CAO for Pinnacle Technologies, Inc. a leading provider of IT staffing for government and Fortune 500 companies. Mr. Stein is a graduate of Capital University receiving both a B.A. in 1971 and J.D degree in 1974.

Mr. Licht is a practicing attorney with more than twenty-five years of diversified legal experience. From 1979 through 1994, Mr. Licht was a shareholder in the law firm of Hertzfeld & Rubin PC, where he directed the firm’s real estate law practice. Mr. Licht served as a member of the law firm of Gallet, Dryer & Berkey from 1995 through 1997. Since 1997, Mr. Licht has been self-employed. Mr. Licht is a specialist in mergers and acquisitions, public financings, and real estate matters, having directed approximately two-hundred-and twenty-five real estate transactions, public offerings and private placements. Mr. Licht is a graduate of New York University and received LLM and JD Degrees from Brooklyn Law School in 1967.

Mr. Grippo has been the president of his own financial management practice, John Grippo, Inc., since 2000. His firm provides services as Chief Financial Officer to small to mid-sized public and private companies, and other related accounting and consulting services. Mr. Grippo previously held the position of Chief Financial Officer at several companies in the houseware, electric vehicle and financial service industries. He worked for five years as an auditor with Arthur Anderson, LLP, followed by seven years in various accounting positions in the financial services industry. Mr. Grippo is a member if the New York State Society of Certified Public Accountants.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
16.1	Letter to the Registrant from Chisolm, Bierwolf and Nilson, LLC, Certified Public Accountants, dated January 11, 2008 regarding a change in Certifying Accountant

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CABLE & CO WORLDWIDE, INC.

Date: January 11, 2008	By:	/s/ Gary Stein
Gary Stein
President

EXHIBIT INDEX

Exhibit No.	Description

16.1	Letter to the Registrant from Chisolm, Bierwolf and Nilson, LLC, Certified Public Accountants, dated January 11, 2008 regarding a change in Certifying Accountant